UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 30, 2004

C-COR Incorporated

(Exact name of Registrant as specified in its charter)

Pennsylvania	0-10726	24-0811591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Decibel Road, State College, PA	16801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (814) 238-2461

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

C-COR Incorporated (the “Registrant”) is filing this 8-K/A to amend the Current Report on Form 8-K dated December 30, 2004 and filed on January 6, 2005, to file the required financial statements of nCUBE Corporation (“nCUBE”) and pro forma information required in Item 9.01 below.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

nCUBE consolidated balance sheets as of September 30, 2004 and December 31, 2003, and the related consolidated statements of operations, shareholders’ deficit and comprehensive loss, and cash flows for the nine-month period ended September 30, 2004 and the years ended December 31, 2003 and 2002, including the notes thereto, are included as Exhibit 99.2 to this Form 8-K/A and are incorporated herein by reference.

(b) Pro Forma Financial Information.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated balance sheet as of September 24, 2004 and the unaudited pro forma condensed consolidated statements of operations for the thirteen-week period ended September 24, 2004 and year ended June 25, 2004, reflect the pro forma consolidation of the historical financial statements of C-COR Incorporated (“C-COR”) and of nCUBE Corporation (“nCUBE”), after adjusting for the effect of the acquisition using the purchase method of accounting. The pro forma acquisition adjustments appearing on the unaudited pro forma condensed consolidated balance sheet are computed as if the acquisition occurred on September 24, 2004, and the pro forma acquisition adjustments appearing on the unaudited pro forma condensed consolidated statements of operations are computed as if the acquisition occurred on June 28, 2003, including a full year of operations of nCUBE.

The pro forma financial information of C-COR with respect to the acquisition of nCUBE, as reflected herein, is intended to provide information regarding how C-COR’s financial position and results of operation might have looked if the acquisition had occurred as of the dates indicated. The pro forma information is based on the historical results of nCUBE, however, and therefore may not be indicative of the actual results of nCUBE when operated as part of C-COR. Moreover, the pro forma information does not reflect all of the changes that may result from the acquisition, including, but not limited to, challenges of transition, integration and restructuring associated with the transaction; challenges of achieving anticipated synergies; ability to retain qualified employees and existing business alliances; maintaining satisfactory relationships with employees; and customer demand for nCUBE products. The pro forma adjustments to the balance sheet and statement of operations represent C-COR’s best estimates based on information available at the time the pro forma information was prepared and may differ from the adjustments that may actually be required. Accordingly, the pro forma financial information should not be relied upon as being indicative of the historical results that would have been realized had the acquisition occurred as of the dates indicated or that may be achieved in the future.

This unaudited pro forma condensed consolidated balance sheet reflects a purchase price allocation based on preliminary estimates of the fair values of certain assets and liabilities. The fair values of certain of these assets and liabilities are based on information provided by nCUBE, which has not been finalized as of the date of this Form 8-K/A. In addition, the fair values reported herein for property, plant and equipment and other intangible assets are estimates based on preliminary third party valuations. These fair values are subject to change until these third party valuations have been finalized, and changes in these fair values could have a material impact on the purchase price allocation. Until this purchase price allocation is finalized, there may be material adjustments to the fair values of the assets and liabilities disclosed in this unaudited pro forma condensed consolidated balance sheet.

The unaudited pro forma condensed consolidated statements of operations are not necessarily indicative of the operating results that would have occurred had the acquisition occurred on June 28, 2003, nor is it necessarily indicative of the future operating results of the consolidated companies. The following unaudited pro forma condensed consolidated financial information has been prepared by C-COR and should be read in conjunction with C-COR’s historical consolidated financial statements, which have been previously filed in the Company’s Annual Report on Form 10-K for the year ended June 25, 2004 and Quarterly Report on Form 10-Q for the quarter ended September 24, 2004, and the historical consolidated financial statements of nCUBE, including the notes thereto, which are included in Exhibit 99.2 of this Form 8-K/A.

C-COR Incorporated

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 24, 2004

(in thousands)

	C-COR as of September 24, 2004	nCUBE as of September 30, 2004	Excluded Assets and Liabilities		Acquisition Adjustments		Consolidated Pro Forma
Assets:
Cash and cash equivalents	$35,099	$2,657	$(2,657	)(2)	$(20,000	)(1)	$14,239
					(843	)(1)
					(17	)(9)
Marketable securities	48,096	—	—		—		48,096
Accounts receivable, net	52,985	7,457	—		—		60,442
Inventories	23,733	5,308	—		—		29,041
Other current assets	5,795	6,786	—		(6,472	)(7)	6,109

Total current assets	165,708	22,208	(2,657)		(27,332)		157,927

Property, plant and equipment, net	20,067	2,671	—		561	(3)	23,299
Goodwill	58,071	679	—		(679	)(6)	133,493
					75,422	(8)
Other intangible assets, net	13,465	—	—		5,800	(4)	19,265
Deferred taxes	767	—	—		—		767
Other long-term assets	3,743	—	—		—		3,743

Total assets	$261,821	$25,558	$(2,657)		$53,772		$338,494

Liabilities and shareholders’ equity:
Accounts payable	$21,135	$2,899	$—		$—		$24,034
Accrued liabilities	28,870	16,685	(4,003	)(2)	(7,539	)(7)	34,013
Deferred taxes	471	—	—		—		471
Revolving line of credit	—	42,856	(42,856	)(2)	—		—
Current portion of long-term debt	159	134,103	(134,103	)(2)	—		159

Total current liabilities	50,635	196,543	(180,962)		(7,539)		58,677

Long-term debt, less current portion	730	—	—		35,000	(1)	35,713
					(17	)(9)
Other long-term liabilities	2,594	9,965	—		(6,206	)(7)	6,353

Total liabilities	53,959	206,508	(180,962)		21,238		100,743

Shareholders’ Equity:
Common stock	2,335	—	—		225	(1)	2,560
Additional paid-in capital	344,984	—	—		32,364	(1)	377,348
Total nCube invested equity		(180,950)	178,305	(2)	2,645	(5)	—
Accumulated deficit	(110,095)	—	—		(2,700	)(4)	(112,795)
Accumulated other comprehensive income	5,452	—	—		—		5,452
Unearned compensation	(464)	—	—		—		(464)
Treasury stock	(34,350)	—	—		—		(34,350)

Total shareholders’ equity	207,862	(180,950)	178,305		32,534		237,751

Total liabilities and shareholders’ equity	$261,821	$25,558	$(2,657)		$53,772		$338,494

See notes to unaudited pro forma condensed consolidated financial information.

C-COR Incorporated

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Thirteen-Week Period Ended September 24, 2004

(in thousands, except per share data)

	C-COR Thirteen-Weeks Ended September 24, 2004	nCUBE Quarter Ended September 30, 2004	Excluded Operating Results		Acquisition Adjustments		Consolidated Pro Forma
Net sales	$62,099	$10,475	$—		$—		$72,574

Operating costs and expenses:
Cost of sales	40,420	7,512	—		7	(10)	47,939

Selling, general and administrative	11,951	3,881	—		2	(10)	15,834
Research and product development	7,330	2,875	—		19	(10)	10,224
Amortization of other intangibles	1,146	—	—		483	(11)	1,629
Acquired in-process technology charge	1,850	—	—		—	(4)	1,850

Total operating costs and expenses	62,697	14,268	—		511		77,476

Income (loss) from operations	(598)	(3,793)	—		(511)		(4,902)

Interest expense	(19)	(3,602)	3,602	(2)	(308	)(9)	(327)
Investment income	299	7	—		(94	)(12)	212
Other income, net	(208)	(469)	—		—		(677)

Income (loss) before income taxes	(526)	(7,857)	3,602		(913)		(5,694)

Income tax expense	518	—	—		—	(13)	518

Net income (loss)	$(1,044)	$(7,857)	$3,602		$(913)		$(6,212)

Net income (loss) per share:
Basic	$(0.02)						$(0.13)
Diluted	$(0.02)						$(0.13)

Weighted average common shares and common share equivalents:
Basic	43,034				4,500	(14)	47,534
Diluted	43,034				4,500	(14)	47,534

See notes to unaudited pro forma condensed consolidated financial information.

C-COR Incorporated

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended June 25, 2004

(in thousands, except per share data)

	C-COR Year Ended June 25, 2004	nCUBE Year Ended June 30, 2004	Excluded Operating Results		Acquisition Adjustments		Consolidated Pro Forma
Net sales	$240,918	$39,275	$(1,141	)(2)	$—		$279,052

Operating costs and expenses:
Cost of sales	150,651	28,056	(1,312	)(2)	28	(10)	177,423

Selling, general and administrative	43,260	10,507	(173	)(2)	9	(10)	53,603
Research and product development	21,495	14,974	—		76	(10)	36,545
Amortization of other intangibles	2,394	—	—		1,933	(11)	4,327
Acquired in-process technology charge	900	—	—		2,700	(4)	3,600
Restructuring recovery	(272)	—	—		—		(272)

Total operating costs and expenses	218,428	53,537	(1,485)		4,746		275,226

Income (loss) from operations	22,490	(14,262)	344		(4,746)		3,826

Interest expense	(87)	(12,518)	12,518	(2)	(1,232	)(9)	(1,319)
Investment income	1,128	18	—		(212	)(12)	934
Gain on sale of bankruptcy trade claims	21,075	—	—		—		21,075
Other income, net	576	(981)	—		—		(405)

Income (loss) before income taxes	45,182	(27,743)	12,862		(6,190)		24,111

Income tax expense	1,022	—	—		(575	)(13)	447

Net income (loss)	$44,160	$(27,743)	$12,862		$(5,615)		$23,664

Net income (loss) per share:
Basic	$1.14						$0.55
Diluted	$1.10						$0.52

Weighted average common shares and common share equivalents::
Basic	38,832				4,500	(14)	43,332
Diluted	40,223				7,338	(14)	47,561

See notes to unaudited pro forma condensed consolidated financial information.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

As of September 24, 2004, and for the Thirteen-Weeks ended September 24, 2004 and

Year Ended June 25, 2004 (in thousands, except share and per share data)

1. Basis of Presentation and Acquisition Information

On December 31, 2004, C-COR Incorporated (“C-COR” or the “Company”) completed the acquisition of the business of nCUBE Corporation (“nCUBE”), a privately held company headquartered in Beaverton, Oregon. Under the terms of the Member Interest Purchase Agreement, consideration for the acquisition consisted of 4,500,000 shares of the Company’s common stock, $35,000 principal amount of the Company’s 3.5% senior unsecured 5-year convertible notes, $20,000 in cash, and the assumption of certain liabilities. The common stock portion of the purchase consideration was based upon the Company’s average common stock price over a period which included two days before and after the measurement date, which was October 22, 2004. C-COR recorded estimated direct costs for the acquisition of approximately $843. Based upon the average common stock price, the aggregate purchase consideration was approximately $88,432, excluding certain liabilities assumed. The purchase price was subject to post closing adjustments for working capital, as well as the closing of the acquisition of the United Kingdom operation which occurred in March 2005. The cash component of the consideration was funded primarily from C-COR’s existing operating cash balances.

The unaudited pro forma condensed consolidated financial information gives effect to C-COR’s acquisition of nCUBE in a business combination accounted for under the purchase method of accounting. Except as discussed in the notes below, there are no pro forma adjustments to other asset or liability groups, and the book values approximate fair market values. Identifiable intangible assets with finite useful lives are amortized over their estimated useful lives under the purchase method of accounting. Identifiable intangible assets with indefinite lives are not amortized, but instead shall be tested for impairment at least annually. If the carrying amount of either a finite- or indefinite-lived intangible asset is subsequently determined to exceed its fair value, an impairment loss shall be recognized in an amount equal to that excess.

The unaudited pro forma condensed consolidated balance sheet assumes the acquisition occurred on September 24, 2004 and the unaudited pro forma condensed consolidated statements of operations assume the acquisition occurred on June 28, 2003.

The pro forma estimate of the total purchase price paid by C-COR in connection with the acquisition of nCUBE is as follows:

Cash paid to nCUBE	$20,000
Estimated fair value of C-COR common stock issued to nCUBE (a)	32,589
3.5% Convertible Senior Unsecured Notes due 2009 (b)	35,000
Estimated direct costs of acquisition (c)	843

Total estimated purchase price	$88,432

(a)	The estimated fair value of the 4,500,000 shares of C-COR common stock, par value $0.05 per share, issued to nCUBE was $7.24 per share, which is the 5-day average market price over a period which included two days before and after the measurement date, which was October 22, 2004.
(b)	C-COR issued $35,000 aggregate principal amount of Notes as part of the consideration for the acquisition. The Notes mature on December 31, 2009 and bear interest at an annual rate of 3.5%, which is payable semi-annually on June 30 and December 30 beginning June 30, 2005. Each Note may be converted by the holder, at its option, into shares of C-COR common stock at a conversion rate of 81.0905 shares per $1 of principal amount of the Note (as may be adjusted upon the occurrence of certain specified events). The Notes will be convertible at any time before the close of business on the maturity date, unless C-COR has previously repurchased the Notes.
(c)	The estimated direct costs of acquisition are primarily related to third party advisory, legal and accounting costs paid by C-COR in conjunction with the acquisition of nCUBE.

The unaudited pro forma condensed consolidated statements of operations exclude certain one-time, nonrecurring charges resulting directly from the transactions since they are not expected to impact ongoing operations subsequent to the first twelve months following the date of acquisition.

2. Reflects adjustment for excluded assets, liabilities, equity and operating results according to the Member Interest Purchase Agreement. Amounts were provided by nCUBE.

3. Reflects the adjustment of property, plant and equipment to fair value. The estimated fair values reflected below were determined based on a preliminary third party appraisal. These fair values have not been finalized by the third party appraiser and are therefore unaudited and subject to further adjustment, which could materially affect the estimates of depreciation reflected in the pro forma financial statements included herein.

	Estimated Fair Value	Estimated Useful Life
		(years)
Property, plant and equipment:
Machinery and equipment	$2,894	2 to 5
Furniture and fixtures	162	10
Leasehold improvements	176	5-months

Total property, plant and equipment of nCUBE, at estimated fair value	$3,232

Property, plant and equipment of nCUBE at historical cost	(2,671)

Pro forma adjustment	$561

4. Reflects the adjustment of other identifiable intangible assets at estimated fair value. The estimated fair values reflected below were determined based on a preliminary third party appraisal. These fair values have not been finalized by the third party appraiser and are therefore unaudited and subject to further adjustment, which could materially affect the estimates of amortization reflected in the pro forma financial statements included herein. The fair value allocated to in-process research and development assets is reflected as a charge to expense in the unaudited pro forma condensed consolidated statement of operations for the year ended June 25, 2004 and as a charge to accumulated deficit in the unaudited pro forma condensed consolidated balance sheet as of September 24, 2004.

	Estimated Fair Value	Estimated Useful Life
		(years)
Identifiable intangible assets:
Completed technology	$4,300	3
Customer relationships	1,500	3

Total amortizable intangible assets of nCUBE, at estimated fair value	$5,800	3

In-process research and development	2,700	—

Total other identifiable intangible assets of nCUBE, at estimated fair value	$8,500

5. Reflects elimination of the residual nCUBE invested equity accounts.

6. Reflects elimination of the pre-acquisition goodwill of nCUBE.

7. Reflects adjustment for the estimated fair value of deferred revenue and associated estimated deferred costs of nCUBE, for contracts in which a legal performance obligation was assumed by C-COR. The estimated fair value of the deferred revenue was estimated based upon the direct and incremental cost of fulfilling the obligation plus a normal profit margin.

8. Reflects the excess of acquisition cost over the estimated fair value of net assets acquired. The purchase price and purchase allocation are summarized as follows:

Total estimated purchase price (See Note 1)	$88,432

Allocated to:
Historical book values of nCUBE assets and liabilities	(180,950)

Excluded assets and liabilities	178,305
Adjustment in the basis of assets acquired as part of the purchase transaction
Property, plant and equipment	561
Pre-acquisition goodwill	(679)

Fair Value adjustments:
Deferred costs	(6,472)
Deferred revenue	13,745
Other intangible assets	8,500

Total allocations	13,010

Excess purchase price over allocation to identifiable tangible and intangible assets and liabilities	$75,422

9. Reflects estimated interest expense and amortization of capitalized long-term financing costs of $17 related to the issuance of C-COR’s 3.5% senior unsecured 5-year convertible notes to partially fund the acquisition of nCUBE. The weighted average interest rate used to calculate pro forma interest expense, including fee amortization, for the $35,000 of additional debt was estimated to be 3.52%.

10. Reflects the estimated adjustment to depreciation expense during the periods presented herein resulting from the step-up of property and equipment to fair value, based on a third party appraisal commissioned by C-COR and related changes in expected useful life assumptions. Estimated useful lives used to calculate pro forma depreciation expense are disclosed in Note 3. The classification of depreciation expense within cost of sales, selling, general and administrative and research and product development expense is based on C-COR’s best estimate.

11. Reflects the estimated amortization expense during the periods presented herein associated with amortizable intangible assets, which have been identified and recorded at fair value and amortized over their expected useful lives, based on a preliminary third party appraisal. Estimated useful lives used to calculate pro forma amortization expense are disclosed in Note 4.

12. Reflects estimated interest that would not have been earned by C-COR as a result of the $20,000 cash payment to nCUBE for the acquisition, direct acquisition costs of $843, and $17 of debt service costs as if the transaction had occurred on June 28, 2003.

13. Reflects federal and state income tax that would not have been incurred by C-COR as a result of including nCUBE’s losses for the year ended June 25, 2004. The pro forma income tax expense reflects federal, state, and foreign income taxes (calculated at the effective tax rates for the appropriate tax jurisdictions) as if C-COR and nCUBE were a combined entity and were taxed as such under the laws of the various tax jurisdictions where the entities operated for the year ended June 25, 2004 and the quarter ended September 24, 2004. Income tax expense reflects C-COR’s and nCUBE’s assessment that valuation allowances against net deferred tax assets in the U.S. and some foreign jurisdictions are appropriate. For the year ended June 25, 2004, nCUBE’s losses would have reduced federal alternative minimum tax and state tax incurred by C-COR during that period.

14. Weighted average shares outstanding for basic and diluted net income (loss) per share have been adjusted to reflect the pro forma issuance of 4,500,000 shares to nCUBE as part of the purchase price. For the thirteen-week period ended September 24, 2004, the weighted average shares outstanding diluted net income (loss) per share calculation excludes the dilutive effect of convertible stock associated with the issuance of C-COR’s 3.5% senior unsecured 5 year convertible notes because they were antidilutive. For the year ended June 25, 2004, the weighted average shares outstanding diluted net income (loss) per share calculation includes 2,838,169 shares associated with the issuance of C-COR’s 3.5% senior unsecured 5-year convertible notes assumed converted at the beginning of the period, which were calculated under the if-converted method.

(c) Exhibits

Number	Description of Document
2.1	Member Interest Purchase Agreement by and among C-COR Incorporated, Broadband Management Solutions, LLC, nCUBE Corporation and nCUBE SUB, LLC dated as of October 20, 2004 (incorporated by reference to Exhibit 2.1 of the Registrant’s Form 10-Q for the quarter ended September 24, 2004).

2.2	Amendment to Member Interest Purchase Agreement by and among C-COR Incorporated, Broadband Management Solutions, LLC, nCUBE Corporation and nCUBE SUB, LLC dated as of December 30, 2004 (incorporated by reference to Exhibit 2.2 of the Registrant’s Form 8-K, dated December 30, 2004 and filed January 6, 2005).

4.1	Indenture, dated as of December 31, 2004, between C-COR Incorporated and Wachovia Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K, dated December 30, 2004 and filed January 6, 2005).

4.2	Form of 3.5% Convertible Senior Unsecured Notes due 2009 (incorporated by reference to Exhibit 4.2 of the Registrant’s Form 8-K, dated December 30, 2004 and filed January 6, 2005).

10.1	Offer Letter for Michael J. Pohl, effective January 1, 2005 (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K, dated December 30, 2004 and filed January 6, 2005).

23.1	Consent of KPMG LLP.

99.1	Press Release dated January 3, 2005, announcing the closing of the acquisition of nCUBE Corporation (incorporated by reference to Exhibit 99.1 of the Registrant’s Form 8-K, dated December 30, 2004 and filed January 6, 2005).

99.2	The financial statements of nCUBE Corporation as of September 30, 2004 and December 31, 2003 and for the nine-month period ended September 30, 2004 and the years ended December 31, 2003 and 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

C-COR Incorporated (Registrant)

March 18, 2005	By:	/s/ Joseph E. Zavacky
	Name:	Joseph E. Zavacky
	Title:	Controller and Assistant Secretary